Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated August 25, 2006, relating to the consolidated financial statements of Physicians Formula Holdings, Inc., appearing in the Prospectus, which is part of Registration Statement (No. 333-136913) on Form S-1 of Physicians Formula Holdings, Inc.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

November 8, 2006